Exhibit 99.1
ALLEGIANT TRAVEL COMPANY
FOURTH QUARTER AND FULL-YEAR 2024 FINANCIAL RESULTS

Fourth quarter 2024 GAAP diluted loss per share of $(12.00)
Fourth quarter 2024 adjusted airline-only diluted earnings per share of $3.00(1)(3)(4)
Fourth quarter 2024 adjusted diluted earnings per share of $2.10(1)(3)(4)

Full-year 2024 GAAP diluted loss per share of $(13.49)
Full-year 2024 adjusted airline-only diluted earnings per share of $5.84(1)(3)(4)
Full-year 2024 adjusted diluted earnings per share of $2.48(1)(3)(4)

*GAAP numbers include a one-time impairment charge in the estimated amount of $322M related to Sunseeker Resort*

LAS VEGAS. February 4, 2025 — Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for fourth quarter and full-year 2024, as well as comparisons to the prior year:

Consolidated	Three Months Ended December 31,		Percent Change
(unaudited) (in millions, except per share amounts)	2024	2023	YoY
Total operating revenue	$627.7	$611.0	2.7%
Total operating expense	891.7	600.4	48.5%
Operating income (loss)	(264.0)	10.6	NM
Loss before income taxes	(281.7)	(1.8)	NM
Net loss	(216.2)	(2.0)	NM
Diluted loss per share	(12.00)	(0.13)	NM
Sunseeker special charges, net of recoveries(3)	325.5	(11.0)	NM
Airline special charges(3)	2.7	19.9	(86.4)%
Adjusted income before income taxes(1)(3)(4)	47.6	7.0	580.0%
Adjusted net income(1)(3)(4)	38.9	2.4	1,520.8%
Adjusted diluted earnings per share(1)(3)(4)	2.10	0.11	1,809.1%

Airline only	Three Months Ended December 31,		Percent Change(2)
(unaudited) (in millions, except per share amounts)	2024	2023	YoY
Airline operating revenue	$609.7	$608.1	0.3%
Airline operating expense	531.7	587.5	(9.5)%
Airline operating income	78.1	20.6	279.1%
Airline income before income taxes	64.9	6.2	946.8%
Airline special charges(3)	2.7	19.9	(86.4)%
Adjusted airline-only net income(1)(3)(4)	55.6	15.9	249.7%
Adjusted airline-only operating margin(1)(3)(4)	13.2%	6.6%	6.6
Adjusted airline-only diluted earnings per share(1)(3)(4)	3.00	0.86	248.8%

Consolidated	Twelve Months Ended December 31,		Percent Change
(unaudited) (in millions, except per share amounts)	2024	2023	YoY
Total operating revenue	$2,512.6	$2,509.9	0.1%
Total operating expense	2,752.6	2,288.9	20.3%
Operating income (loss)	(240.0)	221.0	NM
Income (loss) before income taxes	(308.5)	159.1	NM
Net income (loss)	(240.2)	117.6	NM
Diluted earnings (loss) per share	(13.49)	6.29	NM
Sunseeker special charges, net of recoveries(3)	322.8	(6.4)	NM
Airline special charges(3)	45.3	35.1	29.1%
Adjusted income before income taxes(1)(3)(4)	60.9	187.7	(67.6)%
Adjusted net income(1)(3)(4)	45.7	136.6	(66.5)%
Adjusted diluted earnings per share(1)(3)(4)	2.48	7.31	(66.1)%

Airline only	Twelve Months Ended December 31,		Percent Change(2)
(unaudited) (in millions, except per share amounts)	2024	2023	YoY
Airline operating revenue	$2,440.8	$2,507.0	(2.6)%
Airline operating expense	2,298.6	2,255.5	1.9%
Airline operating income	142.2	251.5	(43.5)%
Airline income before income taxes	94.3	188.1	(49.9)%
Airline special charges(3)	45.3	35.1	29.1%
Adjusted airline-only net income(1)(3)(4)	107.5	164.7	(34.7)%
Adjusted airline-only operating margin(1)(3)(4)	7.7%	11.4%	(3.7)
Adjusted airline-only diluted earnings per share(1)(3)(4)	5.84	8.82	(33.8)%

(1)Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information and for calculation of per share figures.
(2)Except adjusted airline-only operating margin which is percentage point change.
(3)In 2024 and 2023, we recognized certain expenses as special charges related to Airline activities, an impairment charge to Sunseeker Resort, and damages to Sunseeker Resort. For a listing of these charges, see the special charges table in Appendix A of this earnings release. We sometimes refer to all special charges as "specials" in this earnings release.
(4)In fourth quarter 2024, the Company incurred a $1.2M non-operating loss on the sale of an investment which is being added back in our adjusted results figures.
NM    Not meaningful
*    Note that amounts may not recalculate due to rounding

"We finished the year strong with a fourth quarter adjusted airline-only earnings per share of $3.00," stated Gregory Anderson, president and CEO of Allegiant Travel Company. "Thanks to the continued efforts of Team Allegiant, we made strides towards delivering on our three key initiatives outlined during 2024:

1.Peak Flying Restoration: Aircraft utilization during the holiday period averaged 9.6 hours per day, a 21% year-over-year increase, matching 2019 peak hours per day. The Team managed operations well, reaching a controllable completion rate of 99.7% in December.

2.Product Enhancements: Functionality of our third bundled product offering was restored, boosting ancillary revenue by over $1 per passenger. Combined with Allegiant Extra's premium product success and our strong cobrand credit card program, we achieved a record total ancillary revenue of over $78 per passenger during the fourth quarter.

3.Fleet Integration: Three MAX aircraft were delivered this quarter, totaling four in service by year-end. Our robust and effective training program in place is providing for a smooth transition for our pilots to become certified to fly this new fleet type to Allegiant.

"The progress achieved during the quarter on these initiatives helped produce an adjusted airline-only operating margin of 13.2 percent, more than 6.5 points higher than the prior year.

"As we move into 2025, we remain focused on driving improved performance with a clear path ahead. Although our planned 17 percent increase in capacity this year will naturally pressure unit revenues, this growth should be accretive to earnings, as our infrastructure enables us to grow efficiently, and is expected to result in a sizable reduction in our unit costs.

"Capacity growth in 2025 will be achieved by higher aircraft utilization, particularly during peak leisure demand periods. We plan to take delivery of 9 MAX aircraft throughout the year, all of which have much greater earnings potential than the older A320 aircraft they will replace. Furthermore, we continue expanding our premium seating product with 56 aircraft currently fitted with Allegiant Extra, which is enhancing ancillary revenue per passenger. Collectively, these improvements are expected to result in a full-year, airline-only EPS, excluding special charges, of $9.00, an expected increase of over 50 percent compared to 2024.

“We have progressed meaningfully with our comprehensive review of Sunseeker Resort. As a result we have launched a competitive process to sell at least a majority interest in the resort and are reviewing promising indications of interest from several investors. Given the uncertainty around the timing of any potential transaction, we will only be providing guidance for Sunseeker on a quarterly basis. That said, we expect the property will earn positive EBITDA of $2 million during the first quarter, a nearly $7 million EBITDA swing compared to the same quarter in 2024.

“Exiting 2024, we have turned a corner, setting the stage for an important year ahead. We are focused on performance and strong execution. The progress we've made through our key initiatives, ancillary revenue growth, and enhanced efficiency further strengthened our foundation. Thanks to the dedication of Team Allegiant, we are seeing remarkable improvements. Your efforts have once again helped land us near the top of the Wall Street Journal’s list of best airlines in 2024. I am excited for the opportunities ahead and look forward to building on this success in 2025.”

Fourth Quarter 2024 Results and Highlights

•Total operating revenue of $627.7M, up 2.7 percent over the prior year
•Record total average ancillary fare of $78.43 per passenger, up 7.4 percent year-over-year driven by reintroduction of a third ancillary product bundle offering, Allegiant Extra expansion, Allianz travel insurance, and cobrand credit card strength

•Adjusted operating income,(1)(2)(3) of $64.2M, yielding an adjusted operating margin of 10.2 percent
•Adjusted airline-only operating income,(1)(2) of $80.7M, yielding an adjusted airline-only operating margin of 13.2 percent

•Adjusted income before income tax,(1)(2) of $47.6M, yielding an adjusted pre-tax margin of 7.6 percent
•Adjusted airline-only income before income tax,(1)(2) of $68.7M, yielding an adjusted airline-only pre-tax margin of 11.3 percent

•Adjusted consolidated EBITDA,(1)(2)(3) of $129.2M, yielding an adjusted EBITDA margin of 20.6 percent
•Adjusted airline-only EBITDA,(1)(2)(3) of $139.2M, yielding an adjusted airline-only EBITDA margin of 22.8 percent

•Adjusted airline-only operating CASM,(2) of 8.29 ¢, down 2.5 percent year-over-year

•$34.1M in total cobrand credit card remuneration received from Bank of America, up 4.3 percent from the prior year
•As of December 31, 2024, we had 545K total Allegiant Allways Rewards Visa cardholders

•Ended 2024 with 18M total active Allways Rewards members

•Announced 44 new nonstop routes during the quarter, including three new cities, of which 39 had no prior nonstop service.

Full-Year 2024 Results and Highlights

•Total operating revenue of $2.5B, up 0.1 percent year-over-year
•Record total average ancillary fare of $75.83 per passenger, up 4.0 percent from 2023
•Average third party products fare was $8.48 per passenger, up 29.1 percent year-over-year
•Recorded $80.7M in fixed fee revenue, up 17.7 percent compared to the prior year

•Adjusted operating income,(1)(2)(3) of $128.2M, yielding a 5.1 percent operating margin
•Adjusted airline-only operating income,(1)(2)(3) of $187.5M, yielding an adjusted airline-only operating margin of 7.7 percent

•Adjusted airline-only Operating CASM,(2) of 8.56 ¢, up 5.4 percent as compared with full-year 2023, on capacity growth of 1.1 percent

•$134.7 million in total cobrand credit card remuneration received from Bank of America, up 12.7 percent from the prior year

•Ranked number 4 amongst major US carriers in the Wall Street Journal's "The Best and Worst Airlines of 2024"

(1)Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information and for calculation of per share figures.
(2)In 2024 and 2023, we recognized certain expenses as special charges related to Airline activities, an impairment charge to Sunseeker, and damages to Sunseeker Resort. For a listing of these charges see the adjustments table in Appendix A of this earnings release. We sometimes refer to all special charges as "specials" in this earnings release.
(3)In fourth quarter 2024, the Company incurred a $1.2M non-operating loss on the sale of an investment which is being added back for comparison purposes.

Balance Sheet, Cash and Liquidity

•Total available liquidity at December 31, 2024 was $1.1B, which included $832.8M in cash and investments, and $275.0M in undrawn revolving credit facilities
•$84.4M in cash from operations during fourth quarter 2024
•Total debt at December 31, 2024 was $2.1B
•Net debt at December 31, 2024 was $1.2B
•Debt principal payments of $414.9M during the quarter
•Full-year principal payments of $585.5M, including a $250M prepayment related to the Sunseeker construction loan during the fourth quarter
•Debt proceeds of $291.2M from new facilities during the quarter, net of issuance costs
•Air traffic liability at December 31, 2024 was $370.9M

Airline Capital Expenditures

•Fourth quarter capital expenditures of $42.9M, which included $34.1M for aircraft purchases and inductions and other related costs, and $8.8M in other airline capital expenditures
•Fourth quarter deferred heavy maintenance expenditures were $18.7M

Sunseeker Resort Charlotte Harbor

•Fourth quarter occupancy was 54 percent with an average daily rate of $238(1) per night
•Estimated property damage related to Hurricanes Helene and Milton is approximately $5.7M, which is reported as a special charge on the fourth quarter income statement
•Recorded an impairment charge of $321.8M during the fourth quarter

(1)Reported average daily rate excludes resort fee.

Guidance, subject to revision

Certain forward-looking financial information in the following tables is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Non-GAAP financial figures may be useful to stakeholders, but should not be considered a substitute for GAAP figures. In reliance on the 'unreasonable efforts' exception in Item 10(e)(1)(i)(B) of SEC Regulation S-K, a reconciliation to the most comparable GAAP financial measure is not provided for airline-only earnings per share, excluding special charges, consolidated earnings per share, excluding special charges, and Sunseeker EBITDA, excluding special charges. The Company is not able to reconcile these Non-GAAP financial figures without unreasonable effort because the special charge adjustments will not be known until the end of the indicated future periods and any range of projected values would be too broad to be meaningful. As a result, this information would not be significant to investors.

First quarter 2025 airline-only guidance

System ASMs - year over year change	~13.5%
Scheduled service ASMs - year over year change	~14.0%

Fuel cost per gallon	$2.60
Operating margin	8.0% to 11.0%
Adjusted airline-only earnings per share(3)	$1.75 to $2.75

First quarter 2025 consolidated guidance

Adjusted consolidated earnings per share(3)	$1.50 to $2.50

Full-year 2025 airline-only guidance

System ASMs - year over year change	~16.0%
Scheduled service ASMs - year over year change	~17.0%

Fuel cost per gallon	$2.60
Interest expense (4) (millions)	$130 to $140
Capitalized interest (1) (millions)	($20) to ($30)
Interest income (millions)	$30 to $40
Tax rate	24%
Share count (thousands)	18,100
Adjusted airline-only earnings per share(3)	$7.75 to $10.25

Airline full-year CAPEX
Aircraft-related capital expenditures(2) (millions)	$285 to $315
Capitalized deferred heavy maintenance (millions)	$85 to $95
Other airline capital expenditures (millions)	$115 to $135

Recurring principal payments (5) (millions) (full year)	$165 to $175

First Quarter 2025 Sunseeker guidance

Adjusted EBITDA(3)	~$2
Depreciation expense (millions)	~$3

Occupancy rate	~60%
Average daily rate (6)	~$320

(1)Includes capitalized interest related to pre-delivery deposits on new aircraft.
(2)Aircraft-related capital expenditures includes the purchase of aircraft, engines, induction costs, and pre-delivery deposits. This amount excludes capitalized interest related to pre-delivery deposits on new aircraft. Estimated capital expenditures are based on management's best estimate around aircraft deliveries, which differs from our contractual obligations.
(3)Denotes a non-GAAP financial measure for which no reconciliation to GAAP is provided as described above.
(4)Includes consolidated gross interest expense attributable to both the airline segment and the Sunseeker resort segment
(5)Does not include repayment of pre-delivery deposit debt facilities due on delivery of aircraft
(6)Average daily rate does not include a nightly resort fee of $30

Aircraft Fleet Plan by End of Period

Aircraft - (seats per AC)	4Q24	1Q25	2Q25	3Q25	4Q25
Boeing 737-8200 (190 seats)	4	6	8	12	13
Airbus A320 (180-186 seats)	75	75	75	75	72
Airbus A320 (177 seats)	12	10	10	8	7
Airbus A319 (156 seats)	34	34	34	32	30
Total	125	125	127	127	122

The table above is provided based on the Company’s current plans and is subject to change. The numbers include aircraft expected to be in service at the end of each period and exclude aircraft that we expect to take delivery of but not to be placed in service until a subsequent period.

The above plan is management's best estimate and differs from our contractual obligations.

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Tuesday, February 4, 2025 to discuss its fourth quarter and full-year 2024 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Travel Company
Las Vegas-based Allegiant (NASDAQ: ALGT) is an integrated travel company with an airline at its heart, focused on connecting customers with the people, places and experiences that matter most. Since 1999, Allegiant Air has linked travelers in underserved cities to world-class vacation destinations with all-nonstop flights and industry-low average fares. Today, Allegiant serves communities across the nation, with base airfares less than half the cost of the average domestic round trip ticket. For more information, visit us at Allegiant.com. Media information, including photos, is available at http://gofly.us/iiFa303wrtF.

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future airline and Sunseeker Resort operations, revenue, expenses and earnings, available seat mile growth, expected capital expenditures, the cost of fuel, the timing of aircraft acquisitions and retirements, the number of contracted aircraft to be placed in service in the future, our ability to consummate announced aircraft transactions, Sunseeker average daily rate and occupancy, estimated tax rate, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, regulatory reviews of, and production limits on, Boeing impacting our aircraft delivery schedule, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, our reliance on Boeing and other third parties to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the impact of government regulations on the airline industry, the ability to finance aircraft to be acquired, the ability to obtain necessary government approvals to implement the announced alliance with Viva Aerobus and to otherwise prepare to offer international service, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the impact of the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully operate Sunseeker Resort or to dispose of an interest in it on acceptable terms, increases in maintenance costs and availability of outside maintenance contractors to perform needed work on our aircraft on a timely basis and at acceptable rates, cyclical and seasonal fluctuations in our operating results, and the perceived acceptability of our environmental, social and governance efforts.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Percent Change
	2024	2023	YoY
OPERATING REVENUES:
Passenger	$553,636	$556,123	(0.4)%
Third party products	32,204	26,693	20.6
Fixed fee contracts	23,541	24,949	(5.6)
Resort and other	18,324	3,237	NM
Total operating revenues	627,705	611,002	2.7
OPERATING EXPENSES:
Salaries and benefits	201,248	188,005	7.0
Aircraft fuel	139,367	175,853	(20.7)
Station operations	65,946	63,696	3.5
Depreciation and amortization	65,128	58,700	11.0
Maintenance and repairs	34,144	28,249	20.9
Sales and marketing	23,074	29,351	(21.4)
Aircraft lease rentals	5,920	5,976	(0.9)
Other	28,728	41,743	(31.2)
Special charges, net of recoveries	328,128	8,817	NM
Total operating expenses	891,683	600,390	48.5
OPERATING INCOME (LOSS)	(263,978)	10,612	NM
OTHER (INCOME) EXPENSES:
Interest income	(10,571)	(12,197)	(13.3)
Interest expense	37,674	40,479	(6.9)
Capitalized interest	(10,668)	(16,183)	(34.1)
Other, net	1,282	306	319.0
Total other expenses	17,717	12,405	42.8
LOSS BEFORE INCOME TAXES	(281,695)	(1,793)	NM
INCOME TAX PROVISION (BENEFIT)	(65,466)	163	NM
NET LOSS	$(216,229)	$(1,956)	NM
Loss per share to common shareholders:
Basic	($12.00)	($0.13)	NM
Diluted	($12.00)	($0.13)	NM
Shares used for computation(1):
Basic	18,014	17,915	0.6
Diluted	18,014	17,915	0.6

(1)The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The basic and diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the basic and diluted earnings per share for the periods presented.
NM    Not meaningful

Allegiant Travel Company
Operating Revenues and Expenses by Segment
(in thousands)
(Unaudited)

	Three Months Ended December 31, 2024			Three Months Ended December 31, 2023
	Airline	Sunseeker	Consolidated	Airline	Sunseeker	Consolidated
OPERATING REVENUES:
Passenger	$553,636	$—	$553,636	$556,123	$—	$556,123
Third party products	32,204	—	32,204	26,693	—	26,693
Fixed fee contracts	23,541	—	23,541	24,949	—	24,949
Resort and other	342	17,982	18,324	356	2,881	3,237
Total operating revenues	609,723	17,982	627,705	608,121	2,881	611,002
OPERATING EXPENSES:
Salaries and benefits	189,892	11,356	201,248	180,254	7,751	188,005
Aircraft fuel	139,367	—	139,367	175,853	—	175,853
Station operations	65,946	—	65,946	63,696	—	63,696
Depreciation and amortization	58,552	6,576	65,128	56,718	1,982	58,700
Maintenance and repairs	34,144	—	34,144	28,249	—	28,249
Sales and marketing	21,104	1,970	23,074	24,459	4,892	29,351
Aircraft lease rentals	5,920	—	5,920	5,976	—	5,976
Other	14,076	14,652	28,728	32,479	9,264	41,743
Special charges, net of recoveries	2,668	325,460	328,128	19,862	(11,045)	8,817
Total operating expenses	531,669	360,014	891,683	587,546	12,844	600,390
OPERATING INCOME (LOSS)	78,054	(342,032)	(263,978)	20,575	(9,963)	10,612

Allegiant Travel Company
Airline Operating Statistics
(Unaudited)

	Three Months Ended December 31,				Percent Change(1)
	2024		2023		YoY
AIRLINE OPERATING STATISTICS
Total system statistics:
Passengers	3,999,879		4,145,771		(3.5)%
Available seat miles (ASMs) (thousands)	4,697,999		4,607,174		2.0
Airline operating expense per ASM (CASM) (cents)	11.32	¢	12.75	¢	(11.2)
Fuel expense per ASM (cents)	2.97	¢	3.82	¢	(22.3)
Airline special charges per ASM (cents)	0.06	¢	0.44	¢	(86.4)
Airline operating CASM, excluding fuel and special charges (cents)	8.29	¢	8.50	¢	(2.5)
Departures	30,219		29,733		1.6
Block hours	71,563		69,737		2.6
Average stage length (miles)	889		876		1.5
Average number of operating aircraft during period	123.5		126.7		(2.5)
Average block hours per aircraft per day	6.3		6.0		5.0
Full-time equivalent employees at end of period	5,991		5,643		6.2
Fuel gallons consumed (thousands)	55,789		54,726		1.9
ASMs per gallon of fuel	84.2		84.2		—
Average fuel cost per gallon	$2.50		$3.21		(22.1)
Scheduled service statistics:
Passengers	3,927,423		4,067,855		(3.5)
Revenue passenger miles (RPMs) (thousands)	3,609,892		3,691,343		(2.2)
Available seat miles (ASMs) (thousands)	4,503,059		4,429,826		1.7
Load factor	80.2%		83.3%		(3.1)
Departures	28,617		28,244		1.3
Block hours	68,407		66,845		2.3
Average seats per departure	174.6		176.6		(1.1)
Yield (cents)(2)	7.70	¢	7.74	¢	(0.5)
Total passenger revenue per ASM (TRASM) (cents)(3)	13.01	¢	13.16	¢	(1.1)
Average fare - scheduled service(4)	$70.74		$70.22		0.7
Average fare - air-related charges(4)	$70.23		$66.50		5.6
Average fare - third party products	$8.20		$6.56		25.0
Average fare - total	$149.17		$143.27		4.1
Average stage length (miles)	900		887		1.5
Fuel gallons consumed (thousands)	53,333		52,530		1.5
Average fuel cost per gallon	$2.49		$3.20		(22.2)
Percent of sales through website during period	92.4%		97.5%		(5.1)
Other data:
Rental car days sold	255,350		296,227		(13.8)
Hotel room nights sold	27,854		56,290		(50.5)

(1)Except load factor and percent of sales through website, which is percentage point change.
(2)Defined as scheduled service revenue divided by revenue passenger miles.
(3)Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(4)Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Twelve Months Ended December 31,		Percent Change
	2024	2023	YoY
OPERATING REVENUES:
Passenger	$2,217,059	$2,324,397	(4.6)%
Third party products	142,128	112,579	26.2
Fixed fee contracts	80,660	68,548	17.7
Resort and other	72,742	4,333	NM
Total operating revenues	2,512,589	2,509,857	0.1
OPERATING EXPENSES:
Salaries and benefits	819,843	687,803	19.2
Aircraft fuel	627,755	695,871	(9.8)
Station operations	272,843	256,560	6.3
Depreciation and amortization	258,251	223,130	15.7
Maintenance and repairs	125,430	123,802	1.3
Sales and marketing	106,340	114,616	(7.2)
Aircraft lease rentals	23,573	24,948	(5.5)
Other	150,399	133,501	12.7
Special charges, net of recoveries	368,131	28,645	NM
Total operating expenses	2,752,565	2,288,876	20.3
OPERATING INCOME (LOSS)	(239,976)	220,981	NM
OTHER (INCOME) EXPENSES:
Interest income	(44,012)	(46,615)	(5.6)
Interest expense	156,443	153,186	2.1
Capitalized interest	(45,385)	(45,132)	0.6
Other, net	1,428	491	190.8
Total other expenses	68,474	61,930	10.6
INCOME (LOSS) BEFORE INCOME TAXES	(308,450)	159,051	NM
INCOME TAX PROVISION (BENEFIT)	(68,212)	41,455	NM
NET INCOME (LOSS)	$(240,238)	$117,596	NM
Earnings (loss) per share to common shareholders:
Basic	($13.49)	$6.32	NM
Diluted	($13.49)	$6.29	NM
Shares used for computation(1):
Basic	17,852	17,945	(0.5)
Diluted	17,852	18,019	(0.9)

(1)The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The basic and diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the basic and diluted earnings per share for the periods presented.
NM    Not meaningful

Allegiant Travel Company
Operating Revenues and Expenses by Segment
(in thousands)
(Unaudited)

	Twelve Months Ended December 31, 2024			Twelve Months Ended December 31, 2023
	Airline	Sunseeker	Consolidated	Airline	Sunseeker	Consolidated
OPERATING REVENUES:
Passenger	$2,217,059	$—	$2,217,059	$2,324,397	$—	$2,324,397
Third party products	142,128	—	142,128	112,579	—	112,579
Fixed fee contracts	80,660	—	80,660	68,548	—	68,548
Resort and other	992	71,750	72,742	1,452	2,881	4,333
Total operating revenues	2,440,839	71,750	2,512,589	2,506,976	2,881	2,509,857
OPERATING EXPENSES:
Salaries and benefits	770,667	49,176	819,843	672,459	15,344	687,803
Aircraft fuel	627,755	—	627,755	695,871	—	695,871
Station operations	272,843	—	272,843	256,560	—	256,560
Depreciation and amortization	231,789	26,462	258,251	220,915	2,215	223,130
Maintenance and repairs	125,430	—	125,430	123,802	—	123,802
Sales and marketing	99,269	7,071	106,340	108,453	6,163	114,616
Aircraft lease rentals	23,573	—	23,573	24,948	—	24,948
Other	102,007	48,392	150,399	117,400	16,101	133,501
Special charges, net of recoveries	45,307	322,824	368,131	35,091	(6,446)	28,645
Total operating expenses	2,298,640	453,925	2,752,565	2,255,499	33,377	2,288,876
OPERATING INCOME (LOSS)	142,199	(382,175)	(239,976)	251,477	(30,496)	220,981

Allegiant Travel Company
Airline Operating Statistics
(Unaudited)

	Twelve Months Ended December 31,				Percent Change(1)
	2024		2023		YoY
AIRLINE OPERATING STATISTICS
Total system statistics:
Passengers	16,982,836		17,342,236		(2.1)%
Available seat miles (ASMs) (thousands)	18,984,711		18,772,110		1.1
Airline operating expense per ASM (CASM) (cents)	12.11	¢	12.02	¢	0.7
Fuel expense per ASM (cents)	3.31	¢	3.71	¢	(10.8)
Airline special charges per ASM (cents)	0.24	¢	0.19	¢	26.3
Airline operating CASM, excluding fuel and special charges (cents)	8.56	¢	8.12	¢	5.4
Departures	121,580		120,525		0.9
Block hours	288,407		285,453		1.0
Average stage length (miles)	887		882		0.6
Average number of operating aircraft during period	124.7		125.2		(0.4)
Average block hours per aircraft per day	6.3		6.2		1.6
Full-time equivalent employees at end of period	5,991		5,643		6.2
Fuel gallons consumed (thousands)	227,345		224,996		1.0
ASMs per gallon of fuel	83.5		83.4		0.1
Average fuel cost per gallon	$2.76		$3.09		(10.7)
Scheduled service statistics:
Passengers	16,765,283		17,143,870		(2.2)
Revenue passenger miles (RPMs) (thousands)	15,303,737		15,639,329		(2.1)
Available seat miles (ASMs) (thousands)	18,314,867		18,208,820		0.6
Load factor	83.6%		85.9%		(2.3)
Departures	116,441		116,044		0.3
Block hours	277,626		276,313		0.5
Average seats per departure	176.0		176.3		(0.2)
Yield (cents)(2)	7.11	¢	7.59	¢	(6.3)
Total passenger revenue per ASM (TRASM) (cents)(3)	12.88	¢	13.38	¢	(3.7)
Average fare - scheduled service(4)	$64.89		$69.25		(6.3)
Average fare - air-related charges(4)	$67.35		$66.33		1.5
Average fare - third party products	$8.48		$6.57		29.1
Average fare - total	$140.72		$142.15		(1.0)
Average stage length (miles)	893		888		0.6
Fuel gallons consumed (thousands)	219,061		218,129		0.4
Average fuel cost per gallon	$2.76		$3.09		(10.7)
Percent of sales through website during period	93.6%		95.8%		(2.2)
Other data:
Rental car days sold	1,306,775		1,377,710		(5.1)
Hotel room nights sold	196,605		249,933		(21.3)

(1)Except load factor and percent of sales through website, which is percentage point change.
(2)Defined as scheduled service revenue divided by revenue passenger miles.
(3)Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(4)Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Summary Balance Sheet

Unaudited (millions)	December 31, 2024 (unaudited)	December 31, 2023	Percent Change
Unrestricted cash and investments
Cash and cash equivalents	$285.9	$143.3	99.5%
Short-term investments	495.2	671.4	(26.2)
Long-term investments	51.7	56.0	(7.7)
Total unrestricted cash and investments	832.8	870.7	(4.4)
Debt
Current maturities of long-term debt and finance lease obligations, net of related costs	454.8	439.9	3.4
Long-term debt and finance lease obligations, net of current maturities and related costs	1,611.7	1,819.7	(11.4)
Total debt	2,066.5	2,259.6	(8.5)
Debt, net of unrestricted cash and investments	1,233.7	1,388.9	(11.2)
Total Allegiant Travel Company shareholders’ equity	1,089.4	1,328.6	(18.0)

EPS Calculation

The following table sets forth the computation of net income per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Basic:
Net income (loss)	$(216,229)	$(1,956)	$(240,238)	$117,596
Less income allocated to participating securities	—	(348)	(618)	(4,188)
Net income (loss) attributable to common stock	$(216,229)	$(2,304)	$(240,856)	$113,408
Earnings (loss) per share, basic	$(12.00)	$(0.13)	$(13.49)	$6.32
Weighted-average shares outstanding	18,014	17,915	17,852	17,945
Diluted:
Net income (loss)	$(216,229)	$(1,956)	$(240,238)	$117,596
Less income allocated to participating securities	—	(348)	(618)	(4,175)
Net income (loss) attributable to common stock	$(216,229)	$(2,304)	$(240,856)	$113,421
Earnings (loss) per share, diluted	$(12.00)	$(0.13)	$(13.49)	$6.29
Weighted-average shares outstanding(1)	18,014	17,915	17,852	17,945
Dilutive effect of restricted stock	—	—	—	249
Adjusted weighted-average shares outstanding under treasury stock method	18,014	17,915	17,852	18,194
Participating securities excluded under two-class method	—	—	—	(175)
Adjusted weighted-average shares outstanding under two-class method	18,014	17,915	17,852	18,019

(1)Dilutive effect of common stock equivalents excluded from the diluted per share calculation is not material.

Appendix A
Non-GAAP Presentation
Three and Twelve Months Ended Months Ended December 31, 2024
(Unaudited)

We present adjusted consolidated operating expense and adjusted consolidated operating income, which exclude special charges related to (i) an impairment charge to Sunseeker, (ii) the impact of losses and insurance recoveries incurred primarily as the result of hurricanes and other insured events at Sunseeker and (iii) the airline special charges listed in the table below. We also present adjusted consolidated non-operating expenses, adjusted consolidated income before income taxes, adjusted consolidated net income, and adjusted consolidated diluted earnings per share, which exclude the special charges described above and a one-time loss on the disposition of an investment.

We present adjusted airline-only operating expense and adjusted airline-only operating income, which exclude special charges related to (i) aircraft accelerated depreciation on early retirement of certain airframes, (ii) a ratification bonus for the new collective bargaining agreement for our flight attendants, and (iii) an organizational restructuring of certain administrative personnel. We also present adjusted airline-only non-operating expenses, adjusted airline-only income before income taxes, adjusted airline-only net income, and adjusted airline-only diluted earnings per share, which exclude special charges and a one-time loss on the disposition of an investment.

All of the measures described above are non-GAAP financial measures. We believe the presentation of these measures is relevant and useful for investors because it allows them to better gauge the performance of the airline and to compare our results to other airlines. Management believes the exclusion of these items enhances comparability of financial information between periods.

We also present adjusted airline-only CASM, which excludes aircraft fuel expense and special charges. Fuel price volatility impacts the comparability of year over year financial performance as do the airline special charges. We believe the adjustments for fuel expense and airline special charges allow investors to better understand our non-fuel costs and related performance.

Consolidated and airline-only earnings before interest, taxes, depreciation, and amortization ("Consolidated EBITDA" and "Airline EBITDA"), adjusted Consolidated EBITDA, adjusted Airline EBITDA, estimated adjusted airline-only and adjusted consolidated earnings per share, and Sunseeker estimated adjusted EBITDA, as presented in this press release, are supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). These are not measurements of our financial performance under GAAP and should not be considered in isolation or as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

We define “EBITDA” as earnings before interest, taxes, depreciation and amortization. The adjusted EBITDA measures also exclude special charges and a one-time loss on the disposition of an investment. We caution investors that amounts presented in accordance with this definition may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA in the same manner.

We use EBITDA and adjusted EBITDA to evaluate our operating performance and liquidity, and these are among the primary measures used by management for planning and forecasting of future periods. We believe these presentations of EBITDA are relevant and useful for investors because they allow investors to view results in a manner similar to the method used by management and make it easier to compare our results with other companies that have different financing and capital structures. EBITDA has important limitations as an analytical tool. These limitations include the following:

•EBITDA does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments to purchase capital equipment;
•EBITDA does not reflect interest expense or the cash requirements necessary to service principal or interest payments on our debt;
•although depreciation and amortization are non-cash charges, the assets that we currently depreciate and amortize will likely have to be replaced in the future, and EBITDA does not reflect the cash required to fund such replacements; and
•other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Presented below is a quantitative reconciliation of these adjusted numbers to the most directly comparable GAAP financial performance measure.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measures, which are operating expenses, operating income (loss), income (loss) before income taxes, net income (loss), and earnings (loss) per share, and a reconciliation of the non-GAAP measures to the most comparable GAAP measure. Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for operating expenses, operating income (loss), income (loss) before income taxes, net income (loss), earnings (loss) per share, or other measures of financial performance prepared in accordance with GAAP. Our use of these non-GAAP measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliation of each of these measures to the most comparable GAAP measure for the periods is indicated below.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Special Charges (millions)
Accelerated depreciation on airframes identified for early retirement	$2.7	$19.9	$31.1	$35.1
Flight attendant ratification bonus	—	—	10.8	—
Organizational restructuring	—	—	3.4	—
Airline special charges(2)	2.7	19.9	45.3	35.1
Sunseeker hurricane charges, net of recoveries(3)	3.6	(11.0)	1.0	(6.4)
Sunseeker impairment(4)	321.8	—	321.8	—
Sunseeker special charges, net of recoveries(3)(4)	325.4	(11.0)	322.8	(6.4)
Consolidated special charges, net of recoveries	328.1	8.8	368.1	28.6

	Three Months Ended December 31, 2024
	Consolidated			Airline			Sunseeker
Reconciliation of adjusted operating income, adjusted operating margin, and adjusted other non-operating expenses (millions)	GAAP	Adjustments(2)(3)(4)	Adjusted (Non-GAAP)	GAAP	Adjustments(2)(4)	Adjusted (Non-GAAP)	GAAP	Adjustments(3)	Adjusted (Non-GAAP)
Total operating revenues	$627.7	$—	$627.7	$609.7	$—	$609.7	$18.0	$—	$18.0
Total operating expenses	891.7	(328.1)	563.6	531.7	(2.7)	529.0	360.0	(325.5)	34.6
Operating income (loss)	$(264.0)	$328.1	$64.2	$78.1	$2.7	$80.7	$(342.0)	$325.5	$(16.6)
Operating margin (percent)	(42.1)		10.2	12.8		13.2	NM		NM

Other non-operating expenses	$1.3	$(1.2)	$0.1	$1.3	$(1.2)	$0.1	—		—

	Three Months Ended December 31, 2023
	Consolidated			Airline			Sunseeker
Reconciliation of adjusted operating income, adjusted operating margin, and adjusted other non-operating expenses (millions)	GAAP	Adjustments(2)(3)(4)	Adjusted (Non-GAAP)	GAAP	Adjustments(2)	Adjusted (Non-GAAP)	GAAP	Adjustments(3)	Adjusted (Non-GAAP)
Total operating revenues	$611.0	$—	$611.0	$608.1	$—	$608.1	$2.9	$—	$2.9
Total operating expenses	600.4	(8.8)	591.6	587.5	(19.9)	567.7	12.8	11.0	23.9
Operating income (loss)	$10.6	$8.8	$19.4	$20.6	$19.9	$40.4	$(10.0)	$(11.0)	$(21.0)
Operating margin (percent)	1.7		3.2	3.4		6.6	NM		NM

Other non-operating expenses	$0.3	$—	$0.3	$0.3	$—	$0.3	$—	$—	$—

	Twelve Months Ended December 31, 2024
	Consolidated			Airline			Sunseeker
Reconciliation of adjusted operating income, adjusted operating margin, and adjusted other non-operating expenses (millions)	GAAP	Adjustments(2)(3)(4)	Adjusted (Non-GAAP)	GAAP	Adjustments(2)(4)	Adjusted (Non-GAAP)	GAAP	Adjustments(3)	Adjusted (Non-GAAP)
Total operating revenues	$2,512.6	$—	$2,512.6	$2,440.8	$—	$2,440.8	$71.8	$—	$71.8
Total operating expenses	2,752.6	(368.1)	2,384.4	2,298.6	(45.3)	2,253.3	453.9	(322.8)	131.1
Operating income (loss)	$(240.0)	$368.1	$128.2	$142.2	$45.3	$187.5	$(382.2)	$322.8	$(59.4)
Operating margin (percent)	(9.6)		5.1	5.8		7.7	NM		(82.7)

Other non-operating expenses	$1.4	$(1.2)	$0.2	$1.4	$(1.2)	$0.2	$—	$—	$—

	Twelve Months Ended December 31, 2023
	Consolidated			Airline			Sunseeker
Reconciliation of adjusted operating income, adjusted operating margin, and adjusted other non-operating expenses (millions)	GAAP	Adjustments(2)(3)(4)	Adjusted (Non-GAAP)	GAAP	Adjustments(2)	Adjusted (Non-GAAP)	GAAP	Adjustments(3)	Adjusted (Non-GAAP)
Total operating revenues	$2,509.9	$—	$2,509.9	$2,507.0	$—	$2,507.0	$2.9	$—	$2.9
Total operating expenses	2,288.9	(28.6)	2,260.2	2,255.5	(35.1)	2,220.4	33.4	6.4	39.8
Operating income (loss)	$221.0	$28.6	$249.6	$251.5	$35.1	$286.6	$(30.5)	$(6.4)	$(36.9)
Operating margin (percent)	8.8		9.9	10.0		11.4	NM		NM

Other non-operating expenses	$0.5	$—	$0.5	$0.5	$—	$0.5	$—	$—	$—

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Consolidated EBITDA and adjusted consolidated EBITDA (millions)
Net income (loss) as reported (GAAP)	$(216.2)	$(2.0)	$(240.2)	$117.6
Interest expense, net	16.4	12.1	67.0	61.4
Income tax expense (benefit)	(65.5)	0.2	(68.2)	41.5
Depreciation and amortization	65.1	58.7	258.3	223.1
Consolidated EBITDA(1)	$(200.1)	$69.0	$16.8	$443.6
Special charges(2)(3)	328.1	8.8	368.1	28.6
Loss on disposition of investment(4)	1.2	—	1.2	—
Adjusted consolidated EBITDA(1)(2)	$129.2	$77.8	$386.2	$472.2

Adjusted airline-only income before taxes and adjusted airline-only EBITDA (millions)
Income (loss) before taxes as reported (GAAP)	$(281.7)	$(1.8)	$(308.5)	$159.1
Plus non-airline loss before taxes	346.6	8.0	402.7	29.1
Plus airline special charges(2)	2.7	19.9	45.3	35.1
Loss on disposition of investment(4)	1.2	—	1.2	—
Adjusted airline-only income before taxes(1)(2)	$68.7	$26.1	$140.8	$223.2
Airline interest expense, net	11.9	14.0	46.5	62.9
Airline depreciation and amortization	58.6	56.7	231.8	220.9
Adjusted airline-only EBITDA(1)(2)	$139.2	$96.8	$419.1	$507.0

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Reconciliation of adjusted consolidated net income (loss) and adjusted diluted earnings per share (millions except share and per share amounts)
Net income (loss) as reported (GAAP)	$(216.2)	$(2.0)	(240.2)	117.6
Plus: special charges(2)(3)	328.1	8.8	368.1	28.6
Plus: loss on sale of investment(4)	1.2	—	1.2	—
Plus (minus): income tax expense (benefit) (GAAP)	(65.5)	0.2	(68.2)	41.5
Adjusted income before income tax(1)(2)(3)(4)	47.6	7.0	60.9	187.7
Minus: adjusted income tax expense	8.7	4.6	15.2	51.1
Adjusted net income(1)(2)(3)(4)	38.9	2.4	45.7	136.6
Less adjusted net income allocated to participating securities	(1.0)	(0.3)	(1.2)	(4.8)
Adjusted net income attributable to common stock(1)(2)(3)(4)	37.9	2.1	44.4	131.8

Diluted shares used for computation (thousands)	18,014	17,915	17,852	18,019
Diluted shares used for adjusted computation (thousands)	18,021	17,929	17,913	18,019

Diluted earnings (loss) per share as reported (GAAP)	$(12.00)	$(0.13)	$(13.49)	$6.29
Adjusted diluted earnings per share(1)(2)(3)(4)	$2.10	$0.11	$2.48	$7.31

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Reconciliation of adjusted airline-only net income and adjusted airline-only earnings per share (millions except share and per share amounts)
Net income (loss) as reported (GAAP)	$(216.2)	$(2.0)	$(240.2)	$117.6
Plus non-airline loss before taxes	346.6	8.0	402.7	29.1
Plus loss on sale of investment(4)	1.2	—	1.2	—
Plus airline special charges(2)	2.7	19.9	45.3	35.1
Plus (minus) income tax expense (benefit) (GAAP)	(65.5)	0.2	(68.2)	41.5
Adjusted airline-only income before income tax(1)(2)(4)	68.7	26.1	140.8	223.2
Minus adjusted airline-only income tax expense(1)	13.1	10.2	33.2	58.5
Adjusted airline-only net income(1)(2)(4)	55.6	15.9	107.5	164.7

Less adjusted airline-only net income allocated to participating securities(1)	(1.5)	(0.5)	(2.9)	(5.8)
Adjusted airline-only net income attributable to common stock(1)(2)(4)	54.1	15.4	104.6	158.9

Diluted shares used for computation (thousands)	18,014	17,915	17,852	18,019
Diluted shares used for adjusted computation (thousands)	18,021	17,929	17,913	18,019

Diluted earnings (loss) per share as reported (GAAP)	$(12.00)	$(0.13)	$(13.49)	$6.29
Adjusted diluted airline-only earnings per share(1)(2)(4)	$3.00	$0.86	$5.84	$8.82

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Reconciliation of adjusted airline-only operating CASM excluding fuel (millions)
Consolidated operating expense (GAAP)	$891.7	$600.4	$2,752.6	$2,288.9
Less non-airline operating expense	360.0	12.8	453.9	33.4
Less airline special charges(2)	2.7	19.9	45.3	35.1
Adjusted airline-only operating expense(1)(2)	$529.0	$567.7	$2,253.3	$2,220.4
Less fuel expense	139.4	175.9	627.8	695.9
Adjusted airline-only operating expense, excluding fuel(1)(2)	389.6	391.8	1,625.6	1,524.5

System available seat miles (millions)	4,698.0	4,607.2	18,984.7	18,772.1
Airline-only cost per available seat mile (cents)	11.32	12.75	12.11	12.02
Adjusted airline-only cost per available seat mile excluding fuel (cents)(2)	8.29	8.50	8.56	8.12

(1)Denotes non-GAAP figure.
(2)In 2024 and 2023, we recognized special charges for aircraft accelerated depreciation related to our revised fleet plan. Additionally in 2024, we recognized charges for a ratification bonus paid to flight attendants in connection with our new collective bargaining agreement and an organizational restructuring of certain administrative personnel. The accelerated depreciation, ratification bonus, and restructuring expenses are sometimes referred to as "airline special charges."
(3)In 2024 and 2023, we recognized as special charges the full amount of estimated property damage to Sunseeker Resort due to weather and other insured events less the amount of recognized insurance recoveries through the end of the applicable period. Additionally, in fourth quarter 2024, the Company recorded an impairment charge for Sunseeker Resort and the related Aileron Golf Course which is also recorded as a special charge on the Income Statement. We sometimes refer to all of these charges as "Sunseeker special charges."
(4)In fourth quarter 2024, the Company incurred a $1.2M non-operating loss on the disposition of an investment that arose from the contribution of intellectual property rights to a private company. The investment's carrying value was $2.0M at the time of the sale.
*    Note that amounts may not recalculate due to rounding